Exhibit 21.1


                                                           State or Jurisdiction
         Name of Subsidiary                                  of Incorporation
-------------------------------------               ----------------------------
Nexus Custom Electronics, Inc.                      Delaware
Interface Electronics Corp.                         Massachusetts